UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

True Nature Holding, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53601	87-0496850
(Commission File Number)	(I.R.S. Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

(404) 254-6980
(Registrant’s Telephone Number, Including Area Code)

Trunity Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Trunity Holdings,” “Trunity,” the “Company, “us,” “our,” or “we” are to Trunity Holdings, Inc.

Item 5.02 Departure of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On June 7, 2016, the Company entered into an employment contract and warrant agreement with Mr. James Driscoll as Chief Executive Officer of True Nature Holding, Inc. Mr. Keaveney, the former CEO, assumed the role of CFO.

Item 7.01 Regulation FD Disclosure.

On June 7, 2016, the Company issued a press release announcing the the appointment of Mr. James Driscoll as CEO. Copies of these press releases are included in the exhibits to this filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number                                           Description

10.1	Employment Agreement between True Nature Holding, Inc. and James Driscoll, dated June 7, 2016.

10.2	Non-Qualified Stock Option Agreement between True Nature Holding, Inc. and James Driscoll, dated June 1, 2016.

99.1	Press Release - True Nature Holding Appoints James Driscoll CEO; Former CEO Steve Keaveney Assumes CFO Position, dated June 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: June 13, 2016	By:	/s/ Stephen Keaveney
Stephen Keaveney Chief Financial Officer

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